For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Results for Fourth Quarter 2016

and Announces Quarterly Dividend

January 24, 2017, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the fourth quarter of 2016 of  $6.2 million, or $0.33 per diluted share, compared to $4.6 million, or $0.23 per diluted share, for the fourth quarter of 2015, an earnings per share increase of 43.5% from the same quarter a year ago. Net income for the year ended December 31, 2016 totaled $17.7 million, or $0.92 per diluted share, compared to $17.4 million, or $0.90 per diluted share, for the year ended December 31, 2015.

Southwest announced that its board of directors has approved a quarterly cash dividend of  $0.08 per share payable February 17, 2017 to shareholders of record as of February 3, 2017.

Mark Funke, President and CEO, stated, “The strong financial results for the quarter were driven primarily by improved credit quality and focused expense management. In mid-December, we were very pleased to announce the signing of a Definitive Agreement to merge with Simmons First National Corporation, which when completed, will add significant products and convenience for our customers. The merger is expected to be completed in the third quarter of 2017. Here are several highlights from this quarter:

•	During the fourth quarter, nonperforming loans and assets were reduced by $9.7 million, or 36.3%, to end the year at $17.0 million.
•	The improvement in credit quality combined with loan recoveries produced a $1.3 million release from our allowance for loan losses, resulting in a ratio of 1.47% when compared to total loans.
•	Total loans at December 31, 2016 of $1.9 billion, while down slightly for the quarter, increased by $97.7 million, or 5.5% for the year.
•	The quarterly net interest margin was 3.40% at December 31, 2016, compared to 3.42% at September 30, 2016 and 3.48% at December 31, 2015.
•

Pre-tax, pre-provision income was $8.6 million in the fourth quarter, an increase of 2% from $8.4 million in the third quarter of 2016, and an increase of 33% from $6.4 million for the fourth quarter of 2015.

•

The efficiency ratio for the fourth quarter of 2016 was 64.34%, compared to 66.09% for the third quarter of 2016 and 72.17% for the fourth quarter of 2015. Excluding the deal costs related to the pending merger, the efficiency ratio for the fourth quarter was 60.46%.”

See Table 3 for details on pre-tax, pre-provision income, which is a non-GAAP financial measure.

Financial Overview

Condition:    As of December 31, 2016, total assets were $2.5 billion, an increase of $7.4 million, when compared to September 30, 2016. As of December 31, 2016, total loans were $1.9 billion,  a decrease of $3.0 million from the prior quarter end. As of December 31, 2016,  investment securities were $436.7 million, an increase of $8.7 million from the prior quarter end. Cash and cash equivalents at December 31, 2016  were $75.7 million,  an increase of $5.6 million from September 30, 2016.

At December 31, 2016, the allowance for loan losses was $27.5 million, a decrease of  $1.0 million when compared to September 30, 2016 and an increase of $1.4 million when compared to December 31, 2015.  The allowance for loan losses to portfolio loans was 1.47% as of December 31, 2016,  compared to 1.52% as of September 30, 2016,  and 1.47% as of December 31, 2015.  The allowance for loan losses to nonperforming loans was 165.84%  as of December 31, 2016, compared to 116.02% as of September 30, 2016 and 128.23% as of December 31, 2015. The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.71% of gross loans as of December 31, 2016.

Nonperforming loans were  $16.6  million at December 31, 2016,  a decrease of $7.9 million from September 30, 2016, and a decrease of $3.7 million from December 31, 2015.  Other real estate was $0.4 million at December 31, 2016 compared to $2.1 million at September 30, 2016, and $2.3 million at December 31, 2015.  Nonperforming assets were $17.0 million, or 0.91% of portfolio loans and other real estate, as of December 31, 2016, compared to $26.6 million, or 1.42% of portfolio loans and other real estate, as of September 30, 2016, and $22.6 million, or 1.28% of portfolio loans and other real estate, as of December 31, 2015.

As of December 31, 2016, total deposits were $1.9 billion, a decrease of $1.9  million,  when compared to September 30, 2016. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 81%  of total funding as of December 31, 2016 and September 30, 2016.  Wholesale funding, including Federal Home Loan Bank borrowings and brokered deposits, accounted for 19% of total funding at December 31, 2016 and September 30, 2016.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of December 31, 2016 exceeded the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $345.6 million, for a total risk-based capital ratio of 15.66%, Common Equity Tier 1 capital was $272.9 million, for a Common Equity Tier 1 ratio of 12.36%, and Tier 1 capital was $317.9 million, for a Tier 1 risk-based capital ratio of 14.40%. Bank SNB had total regulatory capital of $328.7 million, for a total risk-based capital ratio of 14.92% and Common Equity Tier 1 and Tier 1 capital of $301.0 million, for a Common Equity Tier 1 and Tier 1 risk-based capital ratio of 13.66%. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Fourth Quarter Results:

Summary:  For the fourth quarter of 2016, net income was $6.2 million, compared to $4.3 million for the third quarter of 2016 and $4.6 million for the fourth quarter of 2015.  Pre-tax, pre-provision income for the fourth quarter of 2016 was $8.6 million, compared to $8.4 million for the third quarter of 2016 and $6.4 million for the fourth quarter of 2015. The fourth quarter of 2016 includes $0.9 million of merger related costs. Certain variances in income and expenses in the fourth quarter compared to the prior year are due in part to the First Commercial Bancshares, Inc., acquisition that occurred in the fourth quarter of 2015.

The $1.9 million increase in net income compared to the third quarter of 2016 was primarily due to the $1.3 million credit provision for loan losses recorded in the fourth quarter, a $3.0 million decrease from the $1.7 million expense in the third quarter of 2016. The increase in net income also includes a $0.3 million increase in net interest income and a  $0.3 million decrease in noninterest expense, offset in part by $0.3 million decrease in noninterest income and a $1.4 million increase in income taxes.

The $1.6 million increase in net income compared to the fourth quarter of 2015 was due to a $0.6 million increase in net interest income,  a $0.8 million increase in the credit provision for loan losses, and a  $1.3 million decrease in noninterest expense, offset in part by a $1.1 million increase in income taxes.

Net Interest Income:    Net interest income totaled $20.1 million for the fourth quarter of 2016, compared to $19.8 million for the third quarter of 2016 and $19.5 million for the fourth quarter of 2015. Net interest margin was 3.40% for the fourth quarter of 2016, compared to 3.42% for the third quarter of 2016 and 3.48% for the fourth quarter of 2015. Interest income for the fourth quarter of 2016, the third quarter of 2016, and the fourth quarter of 2015 includes $0.1 million,  $0.5 million and $0.3 million of accelerated discount accretion, respectively. The net effects of these adjustments on the net interest margins  were a 2 basis point, a 10 basis point and a 5 basis point increase, respectively, for each quarter. Average loans (including loans held for sale) for the fourth quarter of 2016 increased $34.5 million when compared to September 30, 2016, and $122.8 million when compared to December 31, 2015. Loans pursuant to the acquisition in the fourth quarter of 2015 were $202.4 million.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the net effects of charge-offs and recoveries for the period. The provision for loan losses was a credit provision of $1.3 million for the fourth quarter of 2016, compared to a provision of $1.7 million for the third quarter of 2016, and a  credit provision of $0.6 million for the fourth quarter of 2015.  The fourth quarter 2016 credit provision was driven primarily by a $2.1 million recovery on the sale of certain nonperforming loans and partially offset by a $0.8 million provision.  During the fourth quarter of 2016,  net recoveries totaled $0.4 million, or (0.09)% (annualized) of average portfolio loans, compared to net charge-offs of $0.1 million, or 0.03% (annualized) of average portfolio loans for the third quarter of 2016 and net recoveries of $0.1 million, or (0.02%) (annualized) of average portfolio loans for the fourth quarter of 2015. The 2016 fourth quarter recovery on the sale of certain nonperforming loans was substantially offset by a $2.0 million charge-off on a nonperforming loan with a specific reserve.

Noninterest Income:  Noninterest income totaled $4.2  million for the fourth quarter of 2016, compared to $4.6 million for the third quarter of 2016 and $4.2 million for the fourth quarter of 2015.

The $0.3 million decrease from the third quarter of 2016 is the result of a  $0.4 million decrease in other noninterest income, which is primarily from a reduced level of customer risk management interest rate swap income, offset in part by a $0.1 million increase in service charges and fees. The third quarter of 2016 service charges and fees includes a $0.1 million impairment on mortgage servicing rights and other noninterest income includes a $0.1 million loss on the disposition of fixed assets related to branch closures.

During the fourth quarter of 2016, there was  a  $0.1 million increase in service charges and fees and a $0.1 million increase in the gain on sales of mortgage loans, offset by a $0.2 million decrease in other noninterest income, which resulted in no change compared to the fourth quarter of 2015.

Noninterest Expense:    Noninterest expense totaled $15.8 million for the fourth quarter of 2016, compared to $16.2 million for the third quarter of 2016 and $17.1 million for the fourth quarter of 2015.  Excluding the deal costs related to the pending merger, the 2016 fourth quarter noninterest expense totaled $14.9 million. The initiatives taken in the third quarter of 2016 to close three branches, reduce leased space, and to improve operational efficiencies resulted in an expense reduction of approximately $0.7 million in the fourth quarter.

The $0.4 million decrease in noninterest expense from the third quarter of 2016 was due to a $0.8 million decrease in personnel expense, a $0.5 million decrease in occupancy, a $0.2 million decrease in data processing, a $0.1 million decrease in FDIC and other insurance expense, and a $0.1 million decrease in the provision for unfunded loan commitments, offset in part by a $0.2 million decrease in other real estate net gains on the sales of properties during the third quarter, and a $1.1 million increase in general and administrative expenses primarily due to the $0.9 million legal and consulting fees associated with the recently announced definitive agreement.

The $1.3 million decrease in noninterest expense from the fourth quarter of 2015 consisted of a  $1.3 million decrease in personnel expense, a $0.4 million decrease in data processing and a $0.1 million decrease in FDIC and other insurance expense,  offset in part by a $0.2 million increase in the provision for unfunded loan commitments and a $0.4 million increase in general and administrative expense,  primarily due to the legal and consulting fees associated with the recently announced definitive agreement.

Income Tax:  Income tax expense totaled $3.7 million for the fourth quarter of 2016, compared to  $2.2 million for the third quarter of 2016 and $2.6 million for the fourth quarter of 2015.  The income tax expense fluctuates in relation to pre-tax income levels. The fourth quarter of 2016 effective tax rate was 37.38%,  compared to 34.45% for the third quarter of 2016 and 35.96% for the fourth quarter of 2015. The increase in the effective tax rate includes the impact of a decrease in tax exempt income as a percentage of pre-tax income, the higher level of pre-tax earnings, and the impact of certain nondeductible merger costs.

Year-to-Date Results:

Summary:  Net income was $17.7 million for the year ended December 31, 2016, compared to $17.4 million for the year ended December 31, 2015. The $0.3 million increase in net income from 2015 is the result of a $12.0 million increase in net interest income and a $1.6 million increase in noninterest income, offset in part by an  $8.3 million increase in the provision for loan losses and a $5.0 million increase in noninterest expense due to increased personnel, occupancy, and general and administrative expenses. The increases in net interest income, noninterest income, and noninterest expense are due in part to the First Commercial Bancshares, Inc. acquisition that occurred in the fourth quarter of 2015. Net income for the year ended December 31, 2016, was also reduced by the restructuring charges of $0.4 million, which incurred in the third quarter of 2016, and by $0.9 million of legal and consulting fees associated with the recently announced definitive agreement, which occurred in the fourth quarter of 2016.

Net Interest Income:    Net interest income totaled $79.4 million for 2016, compared to $67.4 million for 2015, an increase of $12.0 million.  Year-to-date net interest margin was 3.46%, compared to 3.35% for 2015.  Interest income for 2016 and for 2015 includes $1.1 million and $0.6 million, respectively, of accelerated discount accretion. The net effects of these adjustments on the net interest margin was a 5 basis point and a 3 basis point increase, respectively.  Average loans (including loans held for sale) for 2016 were $1.8 billion compared to $1.5 billion in 2015. Loans acquired in the fourth quarter of 2015 were $202.4 million.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the net effects of charge-offs and recoveries for the period. The provision for loan losses was $4.8 million for 2016, compared to a credit provision of $3.6 million for 2015. The provision for loan losses for 2016 was driven by the growth in the loan portfolio and the impact of low energy prices combined with deterioration in a few general business credits that occurred primarily in the first quarter of 2016.  Net charge-offs totaled $3.3 million, or 0.18% (annualized) of average portfolio loans year-to-date as of 2016, compared to net recoveries of $1.2 million, or (0.08%) (annualized) of average portfolio loans for 2015.

Noninterest Income:  Noninterest income totaled $16.1 million for 2016, compared to $14.5 million for 2015, an increase of $1.6 million. The increase consists of a $0.6 million increase in service charges and fees, which includes a $0.6 million impairment of mortgage servicing rights, a $0.5 million increase in gains on sales of mortgage loans, a $0.1 million increase in the gain on sale of investment securities,  and a $0.4 million increase in other noninterest income, which includes income on bank owned life insurance and customer risk management interest rate swap income.

Noninterest Expense:    Noninterest expense totaled $63.2 million for 2016, compared to $58.2 million for 2015.  The increase consists of a $2.9 million increase in personnel expense, a $1.7 million increase in occupancy, a $0.4 million increase in the provision for unfunded loan commitments, and a $0.7 million increase in general and administrative expense, offset in part by a $0.3 million decrease in data processing and a $0.4 million decrease in other real estate expense.

Income Tax:  Income tax expense totaled $9.8 million for 2016, compared to $9.8 million for 2015.  The income tax expense fluctuates in relation to pre-tax income levels. The year-to-date effective tax rate was 35.65% as of December 31, 2016, compared to 36.00% as of December 31, 2015.

Pending Merger:

On December 14, 2016, Southwest and Simmons First National Corporation (“Simmons”) issued a joint press release announcing that we have entered into a Definitive Agreement and plan of merger. Simmons will acquire all of the outstanding stock of Southwest in a transaction valued at approximately $564.4 million, as of the date of the announcement. Southwest’s President and CEO, Mark Funke, will be the President of the new Southwest Division of Simmons Bank and will be responsible for the banking operations in Oklahoma, Texas, Colorado and Kansas.  The transaction is subject to shareholder approval and customary regulatory approvals.

Conference Call

Southwest will host a conference call to review these results on Wednesday, January 25, 2017 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/100987341. Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international). Participants are encouraged to dial into the call approximately 10 minutes prior to the start time. The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb170125.html. An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10098734. Telephone replay access will be available until February 25, 2017.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”). Bank SNB offers commercial and consumer lending, deposit services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company. At December 31, 2016,  Southwest had total assets of approximately $2.5 billion, deposits of $1.9 billion, and shareholders’ equity of $286.6 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers. The strategic focus on healthcare lending was established in 1974. Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of December 31, 2016, approximately $423.8 million, or 23%, of loans were loans to individuals and businesses in the healthcare industry. Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses or negative provisions, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2016 through the date its financial statements are filed with the Securities and Exchange Commission. The December 31,  2016 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-YTD	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Fourth Quarter	Third Quarter		Fourth Quarter
QUARTERLY HIGHLIGHTS	2016		% Change	2015	% Change
Operations
Net interest income	$20,103	$19,805	2%	$19,520	3%
Provision (credit) for loan losses	(1,329)	1,713	(178)	(566)	135
Noninterest income	4,244	4,555	(7)	4,179	2
Noninterest expense	15,826	16,156	(2)	17,099	(7)
Income before taxes	9,850	6,491	52	7,166	37
Taxes on income	3,682	2,236	65	2,577	43
Net income	6,168	4,255	45	4,589	34
Diluted earnings per share	0.33	0.23	42	0.23	42
Balance Sheet
Total assets	2,475,392	2,468,042	0	2,357,022	5
Loans held for sale	4,386	7,899	(44)	7,453	(41)
Portfolio loans	1,872,746	1,872,213	0	1,771,976	6
Total deposits	1,946,018	1,947,924	(0)	1,884,105	3
Total shareholders' equity	286,629	283,820	1	296,098	(3)
Book value per common share	15.35	15.19	1	14.80	4
Key Ratios
Net interest margin	3.40%	3.42%		3.48%
Efficiency ratio	64.34	66.09		72.17
Total capital to risk-weighted assets	15.66	15.21		16.79
Nonperforming loans to portfolio loans	0.89	1.31		1.15
Shareholders' equity to total assets	11.58	11.50		12.56
Tangible common equity to tangible assets*	11.01	10.92		11.95
Return on average assets (annualized)	1.00	0.70		0.78
Return on average common equity (annualized)	8.59	5.97		6.14
Return on average tangible common equity (annualized)**	9.10	6.33		6.46

	Year
YEAR-TO-DATE HIGHLIGHTS	2016	2015	% Change
Operations
Net interest income	$79,443	$67,417	18%
Provision (credit) for loan losses	4,769	(3,566)	234
Noninterest income	16,085	14,457	11
Noninterest expense	63,246	58,240	9
Income before taxes	27,513	27,200	1
Taxes on income	9,809	9,793	0
Net income	17,704	17,407	2
Diluted earnings per share	0.92	0.90	3
Balance Sheet
Total assets	2,475,392	2,357,022	5
Loans held for sale	4,386	7,453	(41)
Portfolio loans	1,872,746	1,771,976	6
Total deposits	1,946,018	1,884,105	3
Total shareholders' equity	286,629	296,098	(3)
Book value per common share	15.35	14.80	4
Key Ratios
Net interest margin	3.46%	3.35%
Efficiency ratio	65.88	70.98
Total capital to risk-weighted assets	15.66	16.79
Nonperforming loans to portfolio loans	0.89	1.15
Shareholders' equity to total assets	11.58	12.56
Tangible common equity to tangible assets*	11.01	11.95
Return on average assets (annualized)	0.74	0.84
Return on average common equity (annualized)	6.18	6.23
Return on average tangible common equity (annualized)**	6.55	6.35

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	December 31,	December 31,
	2016	2015
Assets
Cash and due from banks	$36,831	$24,971
Interest-bearing deposits	38,819	53,158
Cash and cash equivalents	75,650	78,129
Securities held to maturity (fair values of $10,677 and $12,282, respectively)	10,443	11,797
Securities available for sale (amortized cost of $427,113 and $401,136, respectively)	426,218	400,331
Loans held for sale	4,386	7,453
Loans receivable	1,872,746	1,771,975
Less: Allowance for loan losses	(27,546)	(26,106)
Net loans receivable	1,845,200	1,745,869
Accrued interest receivable	6,194	5,767
Non-hedge derivative asset	1,235	1,793
Premises and equipment, net	22,808	23,819
Other real estate	350	2,274
Goodwill	13,545	13,467
Other intangible assets, net	5,790	6,615
Other assets	63,573	59,708
Total assets	$2,475,392	$2,357,022

Liabilities
Deposits:
Noninterest-bearing demand	$551,709	$596,494
Interest-bearing demand	152,656	151,015
Money market accounts	567,058	534,357
Savings accounts	56,410	56,333
Time deposits of $100,000 or more	360,307	311,538
Other time deposits	257,878	234,368
Total deposits	1,946,018	1,884,105
Accrued interest payable	1,132	867
Non-hedge derivative liability	1,235	1,793
Other liabilities	10,171	11,684
Other borrowings	183,814	110,927
Subordinated debentures	46,393	51,548
Total liabilities	2,188,763	2,060,924

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,230,714 and 21,138,028 shares issued, respectively	21,231	21,138
Additional paid-in capital	123,112	121,966
Retained earnings	184,840	173,210
Accumulated other comprehensive loss	(907)	(1,290)
Treasury stock, at cost, 2,555,987 and 1,131,226 shares, respectively	(41,647)	(18,926)
Total shareholders' equity	286,629	296,098
Total liabilities and shareholders' equity	$2,475,392	$2,357,022

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the year
	December 31,	September 30,	December 31,	ended December 31,
	2016	2016	2015	2016	2015
Interest income
Loans	$20,925	$20,541	$19,725	$81,527	$67,644
Investment securities	1,761	1,719	1,813	7,407	6,559
Other interest-earning assets	52	50	46	206	280
Total interest income	22,738	22,310	21,584	89,140	74,483

Interest expense
Interest-bearing deposits	1,691	1,542	1,196	5,968	3,798
Other borrowings	354	374	261	1,379	984
Subordinated debentures	590	589	607	2,350	2,284
Total interest expense	2,635	2,505	2,064	9,697	7,066

Net interest income	20,103	19,805	19,520	79,443	67,417

Provision (credit) for loan losses	(1,329)	1,713	(566)	4,769	(3,566)

Net interest income after provision (credit) for loan losses	21,432	18,092	20,086	74,674	70,983

Noninterest income
Service charges and fees	2,772	2,681	2,676	10,558	9,995
Gain on sales of mortgage loans	774	775	645	2,672	2,179
Gain on sale/call of investment securities, net	-	3	-	294	162
Other noninterest income	698	1,096	858	2,561	2,121
Total noninterest income	4,244	4,555	4,179	16,085	14,457

Noninterest expense
Salaries and employee benefits	9,001	9,794	10,273	37,724	34,850
Occupancy	2,616	3,103	2,586	11,059	9,359
Data processing	404	582	847	1,886	2,178
FDIC and other insurance	235	341	384	1,376	1,353
Other real estate, net	(10)	(233)	8	(222)	161
Provision (credit) for unfunded loan commitments	32	146	(163)	130	(255)
General and administrative	3,548	2,423	3,164	11,293	10,594
Total noninterest expense	15,826	16,156	17,099	63,246	58,240
Income before taxes	9,850	6,491	7,166	27,513	27,200
Taxes on income	3,682	2,236	2,577	9,809	9,793
Net income	$6,168	$4,255	$4,589	$17,704	$17,407

Pre-tax, pre-provision income*	$8,553	$8,350	$6,437	$32,412	$23,379

Basic earnings per common share	$0.33	$0.23	$0.23	$0.93	$0.90
Diluted earnings per common share	0.33	0.23	0.23	0.92	0.90
Common dividends declared per share	0.08	0.08	0.06	0.32	0.24

*This is a Non-GAAP based financial measure. Pre-tax, pre-provision income is calculated as follows:
Net Income + Taxes on income + Provision (credit) for loan losses + Provision (credit) for unfunded loan commitments

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	December 31, 2016		September 30, 2016		December 31, 2015
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,867,210	4.46%	$1,832,750	4.46%	$1,744,375	4.49%
Investment securities	432,053	1.62	425,276	1.61	413,701	1.74
Other interest-earning assets	50,564	0.41	48,759	0.41	64,562	0.28
Total interest-earning assets	2,349,827	3.85	2,306,785	3.85	2,222,638	3.85
Other assets	106,961		107,140		101,002
Total assets	$2,456,788		$2,413,925		$2,323,640

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$146,708	0.16%	$152,134	0.15%	$137,153	0.15%
Money market accounts	572,984	0.26	545,040	0.26	541,976	0.19
Savings accounts	55,761	0.13	54,073	0.14	53,604	0.13
Time deposits	625,288	0.79	603,201	0.73	548,145	0.63
Total interest-bearing deposits	1,400,741	0.48	1,354,448	0.45	1,280,878	0.37
Other borrowings	151,004	0.93	163,495	0.91	80,343	1.29
Subordinated debentures	46,393	5.09	46,393	5.08	51,044	4.76
Total interest-bearing liabilities	1,598,138	0.66	1,564,336	0.64	1,412,265	0.58

Noninterest-bearing demand deposits	557,994		549,077		594,537
Other liabilities	15,157		16,937		20,149
Shareholders' equity	285,499		283,575		296,689
Total liabilities and shareholders' equity	$2,456,788		$2,413,925		$2,323,640

Net interest income and spread		3.19%		3.21%		3.27%
Net interest margin (1)		3.40%		3.42%		3.48%
Average interest-earning assets
to average interest-bearing liabilities	147.04%		147.46%		157.38%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the year ended December 31,
	2016		2015
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,822,288	4.47%	$1,519,730	4.45%
Investment securities	424,501	1.74	384,745	1.70
Other interest-earning assets	49,938	0.41	106,586	0.26
Total interest-earning assets	2,296,727	3.88	2,011,061	3.70
Other assets	106,180		68,681
Total assets	$2,402,907		$2,079,742

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$156,086	0.16%	$134,381	0.11%
Money market accounts	549,691	0.25	499,788	0.17
Savings accounts	55,118	0.13	39,456	0.11
Time deposits	595,536	0.72	469,547	0.59
Total interest-bearing deposits	1,356,431	0.44	1,143,172	0.33
Other borrowings	143,399	0.96	72,538	1.36
Subordinated debentures	46,928	5.01	47,565	4.80
Total interest-bearing liabilities	1,546,758	0.63	1,263,275	0.56

Noninterest-bearing demand deposits	554,509		524,025
Other liabilities	15,120		13,217
Shareholders' equity	286,520		279,225
Total liabilities and shareholders' equity	$2,402,907		$2,079,742

Net interest income and spread		3.25%		3.14%
Net interest margin (1)		3.46%		3.35%
Average interest-earning assets
to average interest-bearing liabilities	148.49%		159.19%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2016				2015
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$882,071	$893,807	$862,287	$878,822	$938,462	$869,250	$759,406	$759,676
One-to-four family residential	199,123	193,678	183,693	158,078	161,958	95,906	85,338	86,343
Real estate construction:
Commercial	199,113	184,211	175,805	156,454	129,070	126,407	186,140	192,052
One-to-four family residential	20,946	22,460	20,347	24,202	21,337	12,866	13,107	12,586
Commercial	556,248	566,403	558,472	543,822	507,173	423,480	384,788	366,282
Installment and consumer	19,631	19,553	20,773	20,506	21,429	20,185	20,651	21,306
Total loans, including held for sale	1,877,132	1,880,112	1,821,377	1,781,884	1,779,429	1,548,094	1,449,430	1,438,245
Less allowance for loan losses	(27,546)	(28,452)	(26,876)	(27,168)	(26,106)	(26,593)	(26,219)	(27,250)
Total loans, net	$1,849,586	$1,851,660	$1,794,501	$1,754,716	$1,753,323	$1,521,501	$1,423,211	$1,410,995
LOANS BY SEGMENT
Oklahoma banking****	$1,095,930	$1,117,716	$1,085,986	$1,060,482	$1,048,473	$832,282	$810,367	$814,949
Texas banking	636,643	605,682	577,333	560,421	580,476	563,010	493,047	478,005
Kansas banking	144,559	156,714	158,058	160,981	150,480	152,802	146,016	145,291
Total loans	$1,877,132	$1,880,112	$1,821,377	$1,781,884	$1,779,429	$1,548,094	$1,449,430	$1,438,245
NONPERFORMING LOANS BY TYPE
Construction & development	$970	$1,073	$1,436	$1,444	$1,010	$391	$416	$392
Commercial real estate	6,471	7,620	3,894	3,830	3,992	1,795	2,141	2,247
Commercial	6,142	12,791	13,800	13,461	13,491	11,727	5,114	5,447
One-to-four family residential	2,904	2,982	3,120	3,448	1,777	1,016	1,216	1,065
Consumer	123	58	75	84	88	148	-	-
Total nonperforming loans	$16,610	$24,524	$22,325	$22,267	$20,358	$15,077	$8,887	$9,151
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking****	$12,006	$12,275	$9,268	$7,978	$6,948	$2,846	$1,670	$2,244
Texas banking	4,140	11,805	12,586	13,521	12,450	11,025	5,353	5,264
Kansas banking	464	444	471	768	960	1,206	1,864	1,643
Total nonperforming loans	$16,610	$24,524	$22,325	$22,267	$20,358	$15,077	$8,887	$9,151
OTHER REAL ESTATE BY TYPE
Construction & development	$-	$1,756	$1,962	$2,060	$2,060	$2,025	$2,035	$2,035
Commercial real estate	350	350	160	214	214	249	358	220
Total other real estate	$350	$2,106	$2,122	$2,274	$2,274	$2,274	$2,393	$2,255
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking****	$-	$-	$220	$274	$274	$200	$200	$-
Texas banking	350	2,106	1,902	2,000	2,000	2,025	2,000	2,000
Kansas banking	-	-	-	-	-	49	193	255
Total other real estate	$350	$2,106	$2,122	$2,274	$2,274	$2,274	$2,393	$2,255

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2016				2015
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$589	$588	$-	$-	$-	$-	$-	$201
Commercial real estate	13,831	12,212	33,472	36,216	26,981	22,362	20,375	24,672
Commercial	27,621	30,555	29,537	29,931	9,879	7,366	14,519	14,016
One-to-four family residential	1,980	2,119	1,353	2,275	2,285	79	80	81
Consumer	2	2	2	38	10	-	-	-
Total potential problem loans	$44,023	$45,476	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$20,258	$21,780	$43,895	$46,102	$32,970	$23,597	$23,231	$26,713
Texas banking	19,807	21,029	17,726	18,801	4,165	4,086	9,180	9,541
Kansas banking	3,958	2,667	2,743	3,557	2,020	2,124	2,563	2,716
Total potential problem loans	$44,023	$45,476	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
ALLOWANCE ACTIVITY
Balance, beginning of period	$28,452	$26,876	$27,168	$26,106	$26,593	$26,219	$27,250	$28,452
Charge-offs	2,108	626	538	3,725	569	226	325	230
Recoveries	2,531	489	236	412	648	577	430	915
Net charge-offs (recoveries)	(423)	137	302	3,313	(79)	(351)	(105)	(685)
Provision (credit) for loan losses	(1,329)	1,713	10	4,375	(566)	23	(1,136)	(1,887)
Balance, end of period	$27,546	$28,452	$26,876	$27,168	$26,106	$26,593	$26,219	$27,250
NET CHARGE-OFFS BY TYPE
Construction & development	$-	$-	$-	$-	$-	$(16)	$(15)	$5
Commercial real estate	(84)	108	(44)	(187)	219	24	82	(118)
Commercial	(357)	(64)	82	3,408	(286)	(325)	(52)	(188)
One-to-four family residential	(16)	44	(12)	41	(48)	(68)	(91)	(331)
Consumer	34	49	276	51	36	34	(29)	(53)
Total net charge-offs (recoveries) by type	$(423)	$137	$302	$3,313	$(79)	$(351)	$(105)	$(685)
NET CHARGE-OFFS BY SEGMENT
Oklahoma banking****	$(178)	$34	$127	$458	$288	$(86)	$25	$(309)
Texas banking	(168)	180	211	952	(415)	(103)	(72)	(114)
Kansas banking	(77)	(77)	(36)	1,903	48	(162)	(58)	(262)
Total net charge-offs (recoveries) by segment	$(423)	$137	$302	$3,313	$(79)	$(351)	$(105)	$(685)

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

	2016				2015
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.33	$0.23	$0.29	$0.10	$0.23	$0.22	$0.22	$0.24
Diluted earnings per common share	0.33	0.23	0.28	0.10	0.23	0.22	0.22	0.24
Common dividends declared per share	0.08	0.08	0.08	0.08	0.06	0.06	0.06	0.06
Book value per common share	15.35	15.19	15.06	14.81	14.80	14.57	14.38	14.26
Tangible book value per share*	14.50	14.33	14.20	13.97	13.98	14.49	14.29	14.17
COMMON STOCK
Shares issued	21,230,714	21,223,895	21,223,613	21,225,034	21,138,028	19,901,336	19,900,855	19,900,350
Less treasury shares	2,555,987	2,538,510	2,472,830	1,939,989	1,131,226	868,617	867,310	867,310
Outstanding shares	18,674,727	18,685,385	18,750,783	19,285,045	20,006,802	19,032,719	19,033,545	19,033,040
Diluted outstanding shares	18,551,146	18,545,614	18,677,912	19,267,473	19,866,477	18,846,561	18,863,977	18,934,175
OTHER FINANCIAL DATA
Investment securities	$436,661	$427,938	$422,296	$423,030	$412,128	$388,543	$373,260	$377,545
Loans held for sale	4,386	7,899	7,010	1,803	7,453	7,024	6,687	9,106
Portfolio loans	1,872,746	1,872,213	1,814,367	1,780,081	1,771,975	1,541,070	1,442,743	1,429,139
Total loans	1,877,132	1,880,112	1,821,377	1,781,884	1,779,428	1,548,094	1,449,430	1,438,245
Total assets	2,475,392	2,468,042	2,402,262	2,360,819	2,357,022	2,059,899	2,031,581	2,003,079
Total deposits	1,946,018	1,947,924	1,902,865	1,895,248	1,884,105	1,626,250	1,624,446	1,616,454
Other borrowings	183,814	173,971	153,568	117,763	110,927	96,801	75,839	58,578
Subordinated debentures	46,393	46,393	46,393	46,393	51,548	46,393	46,393	46,393
Total shareholders' equity	286,629	283,820	282,360	285,661	296,098	277,344	273,681	271,444
Mortgage servicing portfolio	460,646	453,988	443,568	434,340	432,318	422,845	415,961	407,903
INTANGIBLE ASSET DATA
Goodwill	$13,545	$13,545	$13,467	$13,467	$13,467	$1,214	$1,214	$1,214
Core deposit intangible	2,299	2,438	2,584	2,734	2,894	342	405	467
Mortgage servicing rights	3,491	3,381	3,350	3,411	3,721	3,631	3,518	3,399
Total intangible assets	$19,335	$19,364	$19,401	$19,612	$20,082	$5,187	$5,137	$5,080
Intangible amortization expense	$275	$344	$350	$341	$330	$243	$243	$168
DEPOSIT COMPOSITION
Non-interest bearing demand	$551,709	$550,121	$545,421	$552,499	$596,494	$526,159	$515,156	$506,952
Interest-bearing demand	152,656	146,583	160,886	168,210	151,015	114,877	131,547	140,659
Money market accounts	567,058	576,550	547,415	540,323	534,357	502,028	496,178	488,569
Savings accounts	56,410	54,849	55,209	56,235	56,333	36,163	35,647	34,413
Time deposits of $100,000 or more	360,307	347,976	323,137	314,496	311,538	238,318	233,105	227,426
Other time deposits	257,878	271,845	270,797	263,485	234,368	208,705	212,813	218,435
Total deposits**	$1,946,018	$1,947,924	$1,902,865	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
OFFICES AND EMPLOYEES
FTE Employees	387	393	410	411	412	358	361	360
Banking Centers	31	31	33	33	33	24	24	23
Assets per employee	$6,396	$6,280	$5,859	$5,744	$5,721	$5,754	$5,628	$5,564
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,946,018	$1,947,924	$1,902,865	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
Less:
Brokered time deposits	64,652	65,398	61,709	55,901	39,797	10,086	7,683	7,694
Other brokered deposits	206,590	214,175	175,367	140,372	135,880	133,025	103,025	83,025
Non-brokered deposits	$1,674,776	$1,668,351	$1,665,789	$1,698,975	$1,708,428	$1,483,139	$1,513,738	$1,525,735
Plus:
Sweep repurchase agreements	45,814	46,971	42,568	42,763	37,273	50,801	50,839	33,578
Core funding	$1,720,590	$1,715,322	$1,708,357	$1,741,738	$1,745,701	$1,533,940	$1,564,577	$1,559,313

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

	2016				2015
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	1.00%	0.70%	0.91%	0.32%	0.78%	0.81%	0.85%	0.92%
Return on average common equity (annualized)	8.59	5.97	7.67	2.56	6.14	5.94	6.11	6.78
Return on average tangible common equity
(annualized)*	9.10	6.33	8.13	2.71	6.46	5.97	6.14	6.82
Net interest margin (annualized)	3.40	3.42	3.48	3.54	3.48	3.34	3.31	3.25
Total dividends declared to net income	24.23	35.14	28.35	84.66	26.22	27.53	27.45	25.19
Effective tax rate	37.38	34.45	34.70	35.19	35.96	35.84	34.51	37.49
Efficiency ratio	64.34	66.09	65.70	67.48	72.17	68.16	71.83	71.69
NONPERFORMING ASSETS
Nonaccrual loans	$16,267	$24,109	$22,259	$22,161	$19,858	$15,076	$8,887	$9,151
90 days past due and accruing	343	415	66	106	500	1	-	-
Total nonperforming loans	16,610	24,524	22,325	22,267	20,358	15,077	8,887	9,151
Other real estate	350	2,106	2,122	2,274	2,274	2,274	2,393	2,255
Total nonperforming assets	$16,960	$26,630	$24,447	$24,541	$22,632	$17,351	$11,280	$11,406
Potential problem loans	$44,023	$45,476	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	0.91%	1.42%	1.35%	1.38%	1.28%	1.12%	0.78%	0.80%
Nonperforming loans to portfolio loans	0.89	1.31	1.23	1.25	1.15	0.98	0.62	0.64
Allowance for loan losses to portfolio loans	1.47	1.52	1.48	1.53	1.47	1.73	1.82	1.91
Allowance for loan losses to
nonperforming loans	165.84	116.02	120.39	122.01	128.23	176.38	295.03	297.78
Net loan charge-offs to average portfolio
loans (annualized)	(0.09)	0.03	0.07	0.75	(0.02)	(0.09)	(0.03)	(0.20)
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.62%	11.75%	11.93%	12.42%	12.77%	13.59%	13.87%	13.59%
Leverage ratio	13.02	13.07	13.18	13.45	14.41	15.84	16.12	15.75
Common equity tier 1 capital	12.36	11.95	12.22	12.13	13.21	14.57	15.30	15.51
Tier 1 capital to risk-weighted assets	14.40	13.95	14.28	14.14	15.53	16.95	17.84	18.10
Total capital to risk-weighted assets	15.66	15.21	15.53	15.39	16.79	18.21	19.09	19.36
Tangible common equity to tangible assets***	11.01	10.92	11.16	11.49	11.95	13.40	13.40	13.48
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$272,882	$268,045	$266,612	$270,564	$282,737	$275,350	$272,048	$269,007
Tier I capital	317,882	313,045	311,612	315,326	332,468	320,350	317,048	314,007
Total capital	345,597	341,196	338,968	343,287	359,300	344,095	339,412	335,734
Total risk adjusted assets	2,207,508	2,243,895	2,182,051	2,230,326	2,140,344	1,889,892	1,777,618	1,734,401
Average total assets	2,440,918	2,395,991	2,363,834	2,344,259	2,307,421	2,022,972	1,966,577	1,993,446
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$286,629	$283,820	$282,360	$285,661	$296,098	$277,344	$273,681	$271,444
Less goodwill and core deposit intangible	15,844	15,983	16,051	16,201	16,361	1,556	1,619	1,681
Tangible common equity	$270,785	$267,837	$266,309	$269,460	$279,737	$275,788	$272,062	$269,763
Total assets	$2,475,392	$2,468,042	$2,402,262	$2,360,819	$2,357,022	$2,059,899	$2,031,581	$2,003,079
Less goodwill and core deposit intangible	15,844	15,983	16,051	16,201	16,361	1,556	1,619	1,681
Tangible assets	$2,459,548	$2,452,059	$2,386,211	$2,344,618	$2,340,661	$2,058,343	$2,029,962	$2,001,398
Total shareholders' equity to total assets	11.58%	11.50%	11.75%	12.10%	12.56%	13.46%	13.47%	13.55%
Tangible common equity to tangible assets	11.01%	10.92%	11.16%	11.49%	11.95%	13.40%	13.40%	13.48%

Balance sheet amounts and ratios are as of period end unless otherwise noted.